UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2018

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On February 5, 2018, EMG I NGL GP Holdings, LLC ("EMG") notified NGL Energy Holdings LLC (the "General Partner"), the general partner of NGL Energy Partners LP (the “Partnership”), that, effective immediately, Patrick Wade will no longer serve as EMG's designated director on the Board of Directors of the General Partner.

(d)    On February 5, 2018, EMG appointed L. John Schaufele IV as its designated directors to the Board of Directors of General Partner, effective immediately.

Mr. Schaufele is appointed as a director of the General Partner in accordance with EMG's rights pursuant to Section 9.02(d)(iii) of the Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC dated February 25, 2013, as amended. Since the beginning of the Partnership’s last fiscal year, there have been no transactions involving an amount exceeding $120,000 in which the Partnership was a participant and in which Mr. Schaufele had a direct or indirect material interest.

On February 9, 2018, the Partnership issued a press release announcing the appointment of Mr. Schaufele. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: February 9, 2018		By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer